Exhibit 10.1

FIRST AMENDMENT TO

WJ COMMUNICATIONS, INC.

AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

This First Amendment to the WJ Communications, Inc. (the “Company”) Amended and Restated 2000 Stock Incentive Plan (the “Stock Incentive Plan”), is made pursuant to Section 12 of the Stock Incentive Plan.

WHEREAS, the 2000 Stock Incentive Plan was originally adopted by the Company and approved by the stockholders in January 2000;

WHEREAS, in May 2002, the Board approved the adoption of an amendment to the Plan to increase the number of shares of Common Stock authorized for issuance from 16,500,000 to 19,000,000, which our stockholders approved at the 2002 annual meeting of stockholders;

WHEREAS, in 2003, the Plan was amended with Board and stockholder approval to add language regarding Section 162(m) of the Internal Revenue Code and in 2005 the Board amended the Plan to add restricted stock units and performance shares as permissible forms of awards under the Plan as well as to add provisions designed to minimize the impact of section 409A of the Internal Revenue Code;

WHEREAS, on July 25, 2005 the Board approved the Amended and Restated 2000 Stock Incentive Plan to encompass all of the foregoing amendments into one document;

WHEREAS, in 2007 in connection with the Company’s annual meeting, the Board of Directors approved a first amendment to the Stock Incentive Plan to increase the shares available under the Plan from 19,000,000 to 19,500,000 (the “First Amendment”); and

WHEREAS, the First Amendment was approved by the Company stockholders at the Company’s annual meeting on July 19, 2007.

NOW THEREFORE:

The section 3 titled “Common Stock Subject to Plan” of the Stock Incentive Plan is hereby amended to delete “19,000,000” and insert “19,500,000” in its place to reflect an increase in the shares reserved for use under the Stock Incentive Plan.

All other terms and conditions of the Stock Incentive Plan, as amended remain in full force and effect.

The First Amendment to the Stock Incentive Plan was approved by the Board of Directors on June 8, 2007 and submitted to, and approved by, the Company’s stockholders in connection with the Company’s July 19, 2007 annual meeting.